EXHIBIT 23(b)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 26, 1999 on the Mobil Corporation consolidated financial statements as of December 31, 1998 and 1997 and for each of the three years then ended, incorporated by reference in the Joint Proxy Statement/Prospectus of Exxon Corporation and Mobil Corporation that is made a part of the Registration Statement (Form S-4) and Prospectus of Exxon Mobil Corporation for the registration of shares of its common stock.

                                                   /s/ ERNST & YOUNG LLP
                                                   ---------------------

Fairfax, Virginia
April 1, 1999

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